                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                      STARTER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

                              STARTER CORPORATION

                                370 JAMES STREET

                          NEW HAVEN, CONNECTICUT 06513

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 1997

                              -------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Starter Corporation (the "Corporation" or "Starter") will be held at 11:00 o'clock a.m., local time, on May 20, 1997, at the University of New Haven, 300 Orange Avenue, West Haven, Connecticut, for the following purposes:

        1. To elect three directors of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 2000 and until the election and qualification of their successors;

        2. To approve the 1997 Quality Performance-Based Goals relating to compensation to be paid to certain executive officers; and

        3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Only holders of record of the Corporation's Common Stock at the close of business on April 1, 1997 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy.

    STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          MARK G. SKLARZ, ESQ.

                                          SECRETARY

Dated: April 21, 1997

                              STARTER CORPORATION
                                370 JAMES STREET
                          NEW HAVEN, CONNECTICUT 06513

                            ------------------------

                                PROXY STATEMENT
                               ------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Starter Corporation (the "Corporation" or "Starter") of proxies to be used at the Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") to be held at 11:00, a.m. local time, on May 20, 1997, and at any adjournments or postponements thereof. The purposes of the meeting are:

        1. To elect three directors of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 2000 and until the election and qualification of their successors;

        2. To approve the 1997 Quality Performance-Based Goals relating to compensation to be paid to certain executive officers; and

        3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    If proxy cards in the accompanying form are properly executed and returned, the shares of common stock of the Corporation, par value $.01 per share (the "Common Stock"), represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below, (ii) for the approval of the 1997 Quality Performance-Based Goals relating to compensation to be paid to certain executive officers as set forth below, and (iii) in the discretion of the proxy holders named in the proxy card on any other proposals to properly come before the meeting or any adjournments or postponements thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation or by the vote of such stockholder cast in person at the meeting. The mailing of this Proxy Statement will begin on or about April 21, 1997.

                                     VOTING

    Holders of record of shares of Common Stock on April 1, 1997 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. As of that date, there were 27,849,902 shares of Common Stock outstanding and entitled to vote. A majority of the outstanding shares of Common Stock, or 13,924,952 shares, will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles such holders to one vote on all matters to come before the Annual Meeting, including the election of directors.

    The favorable vote of a plurality of the shares of Common Stock represented and voted at the Annual Meeting is necessary to elect each director of the Corporation. The affirmative vote of a majority of the shares of Common Stock represented and voted at the Annual Meeting is necessary to approve all other proposals. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the votes for the proposals set forth above. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

    Three directors are to be elected at the Annual Meeting. The Board of Directors has selected the individuals named in the first table below as nominees for election as directors. Each such person is presently a director of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the election of the individuals so named. If, for any reason, at the time of the election, any of such individuals should be unable or unwilling to serve as a director, it is intended that such proxy will be voted for the election, in each such individual's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any of such individuals will be unable or unwilling to serve as directors.

    The following information is supplied with respect to the nominees for election as directors in class I (whose terms will continue until the Annual Meeting of Stockholders in 2000 and the election and qualification of the respective successors), and for the directors in each of classes II and III (whose terms continue until the Annual Meeting of Stockholders occurring in 1998 and 1999, respectively, and the election and qualification of their respective successors). Unless otherwise indicated below, each director has had the principal occupation(s) indicated for five years or more. The age of each director is given as of April 1, 1997.

NOMINEES FOR DIRECTOR
  CLASS I

                                                          PRINCIPAL OCCUPATION OR EMPLOYMENT
       NAME OF NOMINEE              AGE                   AND POSITION WITH THE CORPORATION                DIRECTOR SINCE
------------------------------      ---      ------------------------------------------------------------  ---------------
David A. Beckerman............          54   Chairman of the Board and Chief Executive Officer of the              1971
                                               Corporation
Joseph P. Grant...............          65   Managing Director--Worldwide of Summit Properties                     1993
                                               International (1)
Richard H. Saletan............          53   Chairman of the Board and Chief Executive Officer, CSC                1995
                                               Weston Group, a management consulting firm, since 1971 (2)

                  DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE
                            AFTER THE ANNUAL MEETING

CLASS II

                                                          PRINCIPAL OCCUPATION OR EMPLOYMENT
       NAME OF NOMINEE              AGE                   AND POSITION WITH THE CORPORATION                DIRECTOR SINCE
------------------------------      ---      ------------------------------------------------------------  ---------------
Benjamin E. Cohen.............          69   Retired Partner, Blum, Shapiro & Company, P.C., an                    1993
                                               accounting firm (3)

CLASS III

                                                          PRINCIPAL OCCUPATION OR EMPLOYMENT
       NAME OF NOMINEE              AGE                   AND POSITION WITH THE CORPORATION                DIRECTOR SINCE
------------------------------      ---      ------------------------------------------------------------  ---------------
Carmen L. Cozza...............          66   Assistant to the President and Director, Yale University (4)          1995
Mark G. Sklarz................          51   Partner, Cummings & Lockwood, since August 1996, previously           1978
                                               a partner in Sklarz, Gallant & Temkin, P.C., and its
                                               predecessors since 1983
John M. Tucker................          61   President and Chief Operating Officer of the Corporation (5)          1993

------------------------

(1) In January 1997, Mr. Grant was appointed Managing Director-Worldwide of Summit Properties International. From 1995 through 1996 Mr. Grant was President of Licensed Properties International. From 1991 to 1995 Mr. Grant was President of Time Warner Sports Merchandising (a Time Warner company) and its predecessor companies. All of these organizations are licensing companies.

(2) Mr. Saletan became Chairman of the Board of CSC Weston Group in 1995.

(3) On December 31, 1995, Mr. Cohen retired from Blum, Shapiro & Company, P.C. where he had been a partner since prior to 1989.

(4) In 1996, Mr. Cozza retired as Head Coach of the Yale University Football Team, a position he had held since 1965.

(5) In August 1994, Mr. Tucker was appointed as President and, effective January 1996, Mr. Tucker was also appointed as Chief Operating Officer, of the Corporation. From February 1992 through August 1994, Mr. Tucker served as a consultant to various companies in the apparel industry. From prior to 1989 through February 1992, Mr. Tucker served as Chairman of the Board, President and Chief Executive Officer of ProGroup, Inc., a branded sporting goods and apparel manufacturer.

                             MEETINGS OF THE BOARD

    The Board of Directors has an Executive Committee, consisting of Messrs. Beckerman, Cohen and Sklarz. The Executive Committee has the authority to act in place of the Board of Directors on all matters which would otherwise come before the Board of Directors, except for such matters which are required by law or by the Corporation's Certificate of Incorporation or By-Laws to be acted upon exclusively by the Board of Directors. The Executive Committee held five meetings during 1996.

    The Board of Directors has an Audit Committee, consisting of Messrs. Cohen, Cozza and Sklarz. The primary functions of the Audit Committee are to review the Corporation's financial statements, recommend the appointment of the Corporation's independent accountants and review the overall scope of audits of the Corporation's financial statements, the internal accounting controls of the Corporation and the audit practices and the professional services furnished by the independent accountants. The Audit Committee held two meetings during 1996.

    The Board of Directors has a Compensation Committee, consisting of Messrs. Cohen, Grant and Saletan. The primary responsibility of the Compensation Committee is to review the compensation arrangements relating to officers of the Corporation, including annual incentive awards, and to administer the Starter Corporation 1993 Stock Option Plan and the Starter Corporation Employee Stock Purchase Plan. The Compensation Committee held five meetings during 1996.

    The Board of Directors has no standing nominating committee.

    During 1996, seven meetings of the Board of Directors were held. No directors attended less than 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served which were held while they were directors or committee members.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS

    The following table provides certain information as of April 1, 1997, as to each person who is known to the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, the only class of voting securities of the Corporation outstanding.

                                                                       NUMBER OF SHARES
                                                                      BENEFICIALLY OWNED         PERCENT OF
                                                                              AND                OUTSTANDING
NAME AND ADDRESS                                                           NATURE OF            COMMON STOCK
OF BENEFICIAL OWNER(1)                                               BENEFICIAL OWNERSHIP   BENEFICIALLY OWNED(2)
-------------------------------------------------------------------  ---------------------  ---------------------
David A. Beckerman.................................................        15,702,163(3)              56.4%
  Starter Corporation
  370 James Street
  New Haven, CT 06513
Benjamin E. Cohen..................................................         2,022,526(4)               7.3%
  Blum, Shapiro & Company, P.C.
  29 South Main Street
  West Hartford, CT 06107
Mark G. Sklarz.....................................................         2,021,826(4)               7.3%
  Cummings & Lockwood
  Granite Square
  700 State Street
  P.O. Box 1960
  New Haven, CT 06509-1960

------------------------

(1) Identifies persons having voting investment power with respect to the shares set forth opposite their names, according to information furnished to the Corporation. Each such person has sole voting or investment power with respect to such shares, except as otherwise disclosed in the footnotes to the table.

(2) Expressed as a percentage of the shares of Common Stock outstanding as of April 1, 1997. For the purpose of calculating each person's beneficial ownership, any shares subject to options exercisable within 60 days of April 1, 1997 are deemed to be beneficially owned by, and outstanding with respect to, such person.

(3) Includes 408,164 shares owned by The David A. Beckerman Family Associates Limited Partnership (the "Partnership"), of which Mr. Beckerman is the general partner. Mr. Beckerman owns a 1% general partnership interest and a 39% limited partnership interest in the Partnership. Two trusts created for the benefit of Mr. Beckerman's children each owns a 30% limited partnership interest in the Partnership. Messrs. Cohen and Sklarz are co-trustees of such trusts.

(4) Includes 2,015,126 shares of Common Stock held in two trusts for the benefit of Mr. Beckerman's children. Mr. Cohen and Mr. Sklarz are co-trustees of such trusts and have the shared power to vote and to dispose of such shares. Includes, with respect to each of Messrs. Cohen and Sklarz, 2,500 shares which are subject to currently exercisable options granted to non-employee directors in May 1994, August 1995 and May 1996. Includes, with respect to Mr. Cohen, 1,000 shares owned by Sheila D. Cohen, Mr. Cohen's wife, of which Mr. Cohen disclaims beneficial ownership, and, with respect to Mr. Sklarz, 700 shares held in two trusts for the benefit of Mr. Sklarz's children, of which Mr. Sklarz, as trustee of such trusts, has the sole power to vote and to dispose of such shares and of which Mr. Sklarz disclaims beneficial ownership.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table provides certain information as of April 1, 1997 with respect to shares of Common Stock beneficially owned by each director and nominee (except Messrs. Beckerman, Cohen and Sklarz, whose holdings are shown in the preceding table) and each of the four most highly compensated executive officers (other than Mr. Beckerman) of the Corporation during the fiscal year ended December 31, 1996 (such executive officers, including the Chief Executive Officer, are called the "Named Executive Officers"), and by all directors and executive officers as a group (including Messrs. Beckerman, Cohen and Sklarz):

                                                    NUMBER OF SHARES
                                                 BENEFICIALLY OWNED AND
                                                         NATURE           PERCENT OF OUTSTANDING
                                                     OF BENEFICIAL             COMMON STOCK
NAME OF BENEFICIAL OWNER(1)                            OWNERSHIP           BENEFICIALLY OWNED(2)
-----------------------------------------------  ----------------------  -------------------------
Carmen L. Cozza................................               1,500(3)                   *
Joseph P. Grant................................               6,500(4)                   *
Gary S. Letendre...............................               7,466(5)                   *
Frank C. Lipiro................................               7,308(6)                   *
Richard H. Saletan.............................               1,500(7)                   *
John S. Thorbeck...............................               2,833(8)                   *
John M. Tucker.................................              89,500(9)                   *
All executive officers and directors as a group
  (consisting of 20 individuals)...............          17,885,472(10)               64.2%

------------------------

*   Less than 1%.

(1) Identifies persons having voting or investment power with respect to the shares set forth opposite their names, according to information furnished to the Corporation. Each such person has sole voting or investment power with respect to such shares, except as otherwise disclosed in the footnotes to the table.

(2) Expressed as a percentage of the shares of Common Stock outstanding as of April 1, 1997. For the purpose of calculating each person's beneficial ownership, any shares subject to options exercisable within 60 days of April 1, 1997 are deemed to be beneficially owned by, and outstanding with respect to, such person.

(3) Includes 500 shares which are subject to currently exercisable options.

(4) Includes 2,500 shares which are subject to currently exercisable options.

(5) Includes 2,000 shares which are subject to currently exercisable options.

(6) Includes 2,000 shares which are subject to currently exercisable options.

(7) Includes 500 shares which are subject to currently exercisable options.

(8) Includes 2,000 shares which are subject to currently exercisable options.

(9) Includes 13,500 shares which are subject to currently exercisable options.

(10) Includes 46,500 shares which are subject to currently exercisable options.

                     EXECUTIVE OFFICERS OF THE CORPORATION

    The following table sets forth the names, ages (as of April 1, 1997) and positions and offices with the Corporation held by the Corporation's present executive officers. Unless otherwise indicated below, each person has held the positions and offices indicated for more than five years.

NAME                                      AGE                                    POSITIONS
------------------------------------      ---      ---------------------------------------------------------------------
David A. Beckerman..................          54   Chairman of the Board and Chief Executive Officer(1)
John M. Tucker......................          61   President, Chief Operating Officer and Director(2)
Douglas T. Dryburgh.................          54   Senior Vice President Sales(3)
Gary S. Letendre....................          37   Senior Vice President Sourcing(4)
Frank C. Lipiro.....................          54   Senior Vice President Licensing(5)
Lawrence C. Longo, Jr...............          39   Chief Financial Officer(6)
John S. Thorbeck....................          45   Senior Vice President Marketing(7)
John C. Warfel......................          44   Senior Vice President Administration and Finance(8)
Frederick T. Burke, II..............          40   Vice President Field Sales(9)
Robert G. Felice....................          40   Vice President International(10)
R. Ian Gomar........................          39   Vice President Marketing(11)
G. Michael Hubsmith.................          39   Vice President Special Markets(12)
Thomas G. White.....................          36   Vice President National Accounts(13)
Julianne Wilhelm....................          53   Vice President Human Resources(14)
Mark G. Sklarz......................          51   Secretary and Director(15)
Sean T. Smith.......................          36   Controller(16)
Theodore R. Voss....................          54   General Counsel and Assistant Secretary(17)

------------------------

(1) Mr. Beckerman resigned as President in August 1994. He continues to serve as Chairman of the Board and Chief Executive Officer, which positions he has held for more than five years.

(2) Mr. Tucker joined the Corporation as President in August 1994 and was appointed Chief Operating Officer in January 1996. From February 1992 until October 1993, Mr. Tucker served as a consultant to various companies in the apparel industry. From 1971 through February 1992, Mr. Tucker served as Chairman of the Board, President and Chief Executive Officer of Pro-Group, Inc., a branded sporting goods and apparel manufacturer.

(3) Mr. Dryburgh joined the Company in April 1997 as Senior Vice President Sales. Prior to that he was Executive Vice President of Phillips Van Heusen from April 1994 to April 1997. From January 1992 to April 1994 Mr. Dryburgh was President of Boston Traders Men's, a division of Boston Trading, Inc.

(4) Mr. Letendre has been Senior Vice President Sourcing since March 1995. From September 1993 to March 1995, Mr. Letendre was Senior Vice President and Chief Operating Officer. From 1992 to September 1993, Mr. Letendre was Vice President and Chief Operating Officer. From 1988 to 1992, Mr. Letendre was Vice President and Chief Financial Officer.

(5) Mr. Lipiro joined the Corporation in June 1992. In February 1997, Mr. Lipiro was appointed Senior Vice President Licensing. From December 1995 to February 1997, Mr. Lipiro served as Senior Vice President Merchandising. From September 1993 until December 1995 he was Senior Vice President Sales and Merchandising. From June 1992 to September 1993, Mr. Lipiro was Vice President

    Merchandising and Creative Services. From 1986 to 1992, Mr. Lipiro was Vice President Sales for Odyssey International, Ltd., an import sales organization.

(6) In March 1995, Mr. Longo was appointed as Chief Financial Officer. Mr. Longo joined the Corporation in June 1993 and served as Treasurer and Chief Accounting Officer from June 1993 to March 1995. Mr. Longo was a Senior Manager in the accounting firm of Ernst & Young LLP from 1986 to June 1993.

(7) Mr. Thorbeck was appointed Senior Vice President Marketing in April 1997. From December 1995 to April 1997 he was Senior Vice President Sales and Marketing. In 1994 and 1995, Mr. Thorbeck worked as a self-employed strategic consultant to The Coleman Company. In 1993 and 1994, Mr. Thorbeck served as President and Chief Operating Officer of The Rockport Company, a manufacturer and distributor of footwear. From 1990 to 1993, Mr. Thorbeck served as President and Chief Executive Officer of the Geo. E. Keith Company, a private label manufacturer of footwear.

(8) Mr. Warfel was appointed Senior Vice President, Administration and Finance in March 1995. From 1992 to March 1995, Mr. Warfel had been Vice President and Chief Financial Officer. From 1988 to 1992, Mr. Warfel was Vice President and Chief Operating Officer.

(9) Mr. Burke joined the Corporation in October 1996 as Vice President Field Sales. From March 1993 until September 1996, he held the position of Vice President Sales of Lee Apparel Co., a subsidiary of VF Corporation. From December 1991 to March 1993 he served as Regional Sales Vice President of Bassett-Walker Inc., also a subsidiary of VF Corporation.

(10) Mr. Felice has been Vice President International since March 1995. From January 1991 to March 1995, Mr. Felice was Managing Director International. From September 1990 to January 1991, Mr. Felice was International Sales Manager and Sales Manager Special Markets.

(11) Mr. Gomar joined the Corporation in February 1994 and has been Vice President Marketing since such date. From November 1993 to January 1994, Mr. Gomar was the Director of International Marketing for L.A. Gear, Inc., a distributor of branded athletic footwear. From October 1991 to October 1993, Mr. Gomar was Vice President Marketing for Wolverine Worldwide, Inc., a manufacturer and distributor of branded footwear. From July 1988 to September 1991, Mr. Gomar held various marketing management positions at Bacardi Imports, Ltd., a manufacturer and wholesaler of spirits.

(12) Mr. Hubsmith was appointed Vice President Special Markets in August 1996. From April 1996 to August 1996 he served as President of Galt Sand Company and continues to serve as President of the Company's subsidiary, Starter Galt, Inc. From February 1993 until February 1996, Mr. Hubsmith was the President and Chief Operating Officer of BWH Apparel Resources. From June 1992 until February 1993 he served as Vice President of Odyssey International, Ltd. Mr. Hubsmith was the Executive Vice President of Head Sportswear in Columbia, Maryland from November 1988 until June 1992.

(13) Mr. White was appointed Vice President of National Accounts in October 1996. From March 1995, to October 1996, Mr. White served as Vice President Sales. From January 1994 to March 1995, Mr. White was Director Retail Sales. From June 1991 to January 1994, Mr. White was National Sales Manager and, from April 1987 to June 1991, he was Regional and National Accounts Manager.

(14) Ms. Wilhelm was appointed Vice President of Human Resources in May 1996. Ms. Wilhelm was Director of Human Resources of Starter from April 1994 until May 1996. From April 1993 until April 1994 Ms. Wilhelm was Executive Recruiter of Johnson Smith & Knisely. Ms. Wilhelm was Vice President of Human Resources at Medical Economics Company from September 1990 until December 1993.

(15) Mr. Sklarz is a partner in the law firm of Cummings & Lockwood. See "Compensation Committee Interlocks and Insider Participation."

(16) In February 1997 Mr. Smith was appointed Controller of Starter Corporation. Mr. Smith jointed Starter in July 1995 and served as Director of Financial Reporting from July 1995 to February 1997. Mr. Smith was a Senior Manager in the accounting firm of Ernst & Young LLP from 1989 to July 1995.

(17) Mr. Voss joined the Corporation in October 1994 as General Counsel. In March 1995, he was appointed Assistant Secretary of Starter. From 1985 to October 1994, Mr. Voss was the Assistant General Counsel and Assistant Secretary of Crystal Brands, Inc., a manufacturer and distributor of apparel and costume jewelry.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth, for 1996, 1995 and 1994, the compensation for services in all capacities to the Corporation of those persons who were Named Executive Officers at December 31, 1996.

                                                 ANNUAL COMPENSATION                          LONG TERM COMPENSATION
                             ------------------------------------------------------------  ----------------------------
                                                                                                      AWARDS
                                                                                           ----------------------------
                                                                                             RESTRICTED     SECURITIES
    NAME AND PRINCIPAL                                                  OTHER ANNUAL            STOCK       UNDERLYING
         POSITION              YEAR      SALARY($)     BONUS($)        COMPENSATION($)        AWARDS($)     OPTIONS(#)
---------------------------  ---------  -----------  -------------  ---------------------  ---------------  -----------
David A. Beckerman(1)......       1996   $ 750,000        --                 --                  --             --
  Chairman of the Board           1995     749,996        --                 --                  --             --
  and Chief Executive             1994     748,383        --                 --                  --             --
  Officer

Gary S. Letendre...........       1996     175,006        --                 --                  --            100,000
  Senior Vice President           1995     175,006        --                 --                  --             30,000
  Sourcing                        1994     164,996        --                 --                  --             10,000

Frank C. Lipiro............       1996     160,004        --                 --                  --             90,000
  Senior Vice President           1995     160,004        --                 --                  --             30,000
  Licensing                       1994     153,074        --                 --                  --             10,000

John S. Thorbeck(3)........       1996     202,500        --                 --                  --             25,000
  Senior Vice President           1995      10,769        --                 --                  --             --
  Marketing                     --          --            --                 --                  --             --

John M. Tucker(4)..........       1996     500,000        --                 --                  --             --
  President                       1995     350,012        --                 --                  --             50,000
                                  1994     120,600        --                 --                  --              7,500(5)



                                 PAYOUTS
                             ---------------
    NAME AND PRINCIPAL            LTIP             ALL OTHER
         POSITION              PAYOUTS($)     COMPENSATION($)(2)
---------------------------  ---------------  -------------------
David A. Beckerman(1)......        --              $   6,000
  Chairman of the Board            --                  6,000
  and Chief Executive              --                 18,818
  Officer
Gary S. Letendre...........        --                  6,000
  Senior Vice President            --                  6,000
  Sourcing                         --                 18,818
Frank C. Lipiro............        --                  6,000
  Senior Vice President            --                  6,000
  Licensing                        --                 15,400
John S. Thorbeck(3)........        --                  4,500
  Senior Vice President            --                 --
  Marketing                        --                 --
John M. Tucker(4)..........        --                 --
  President                        --                 --
                                   --                 --

------------------------

(1) For certain information concerning compensation to be paid to Mr. Beckerman, see "Employment Contracts and Termination of Employment."

(2) Represents contributions made to the Corporation's 401(k) plan.

(3) Mr. Thorbeck became an employee of the Corporation in December 1995.

(4) Mr. Tucker became an employee of the Corporation in August 1994.

(5) Includes options for 2,500 shares awarded to Mr. Tucker as a non-employee director of the Corporation prior to his becoming an employee of the Corporation.

STOCK OPTION PLAN

    In 1993, the Board of Directors established the Starter Corporation 1993 Stock Option Plan (the "Option Plan"), which was subsequently approved by the Corporation's stockholders. The Option Plan provides that stock options may be granted through the year 2003 to management and other employees of the Corporation. An aggregate of 2,000,000 shares of Common Stock were reserved for grant under the Option Plan and to date options for an aggregate of 935,500 shares have been granted under the Option Plan.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information as to stock options granted under the Option Plan to the Named Executive Officers in 1996.

                                                                  INDIVIDUAL GRANTS
                                                ------------------------------------------------------   POTENTIAL REALIZABLE
                                                               PERCENT OF                                  VALUE AT ASSUMED
                                                 NUMBER OF    TOTAL OPTIONS                             ANNUAL RATES OF STOCK
                                                SECURITIES     GRANTED TO      EXERCISE                   PRICE APPRECIATION
                                                UNDERLYING      EMPLOYEES         OR                       FOR OPTION TERM
                                                  OPTIONS       IN FISCAL     BASE PRICE   EXPIRATION   ----------------------
                     NAME                       GRANTED(#)        YEAR          ($/SH)        DATE        5%($)       10%($)
----------------------------------------------  -----------  ---------------  -----------  -----------  ----------  ----------
David A. Beckerman............................      --             --             --           --           --          --
Gary S. Letendre..............................    100,000(1)         12.6%     $    6.25     11/25/06   $  393,000  $  996,000
Frank C. Lipiro...............................     90,000(1)         11.4           6.25     11/25/06      353,700     896,000
John S. Thorbeck..............................     25,000(1)          3.2           6.25     11/25/06       98,250     249,000
John M. Tucker................................      --             --             --           --           --          --

------------------------

(1) Options become exercisable in 20% equal annual installments, with the first installment becoming exercisable on November 25, 1997.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information as to stock options exercised in 1996 and the value of the stock options held at December 31, 1996 by each Named Executive Officer.

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                          OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                                 SHARES ACQUIRED         VALUE               YEAR-END(#)             AT FISCAL YEAR-END($)
            NAME                 ON EXERCISE(#)       REALIZED($)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-----------------------------  -------------------  ---------------  ---------------------------  ---------------------------
David A. Beckerman...........          --                 --                         0/0                   $     0/0
Gary S. Letendre.............          --                 --                   0/110,000                         0/0
Frank C. Lipiro..............          --                 --                   0/100,000                         0/0
John S. Thorbeck.............          --                 --                    0/25,000                         0/0
John M. Tucker...............          --                 --                    0/57,500                         0/0

COMPENSATION OF DIRECTORS

    Each non-employee director of the Corporation receives an annual director's fee of $5,000, an attendance fee of $1,000 for each meeting of the Board of Directors attended and $250 for each meeting of a committee of the Board of Directors attended. The non-employee directors who serve on the executive committee of the Board of Directors have traditionally not accepted any fee for attending such meetings thereof. Directors who are employees of the Corporation receive no compensation for service as members of the Board of Directors. All directors are reimbursed for expenses incurred in connection with attendance at meetings. Each non-employee director as of the conclusion of each Annual Meeting of Stockholders automatically receives an option to purchase 2,500 shares of Common Stock pursuant to the Starter Corporation 1994 Stock Option Plan for Non-Employee Directors.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

    Effective April 8, 1993, the Corporation and Mr. Beckerman amended Mr. Beckerman's employment agreement. The amended employment agreement (the "Beckerman Employment Agreement"), which had an initial three-year term (with an automatic annual renewal period thereafter), provides that Mr. Beckerman will serve as Chairman of the Board of Directors and Chief Executive Officer of the Corporation and will receive an annual base salary of $750,000 and a bonus (a "First Level Bonus") of up to 150% of his base salary if the Corporation achieves certain goals to be established by the Board of Directors or the Compensation Committee. In addition, Mr. Beckerman is entitled to receive, at the discretion of the Board of Directors or the Compensation Committee, an additional bonus (a "Second Level Bonus") of up to 150% of his base salary if the Corporation achieves certain financial and other performance-related goals established from time to time by the Board of Directors or the Compensation Committee. See "Compensation Committee Report On Executive Compensation" with respect to allowable deductions of certain executive compensation pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Beckerman Employment Agreement further provides for certain payments to Mr. Beckerman upon termination of employment without cause or as a result of death or disability. If Mr. Beckerman's employment under the Beckerman Employment Agreement is terminated without cause, Mr. Beckerman is entitled to receive (i) within 60 days, a lump sum amount equal to two times Mr. Beckerman's annual base salary and (ii) on each of the two annual anniversary dates succeeding the date of termination, lump sum amounts equal to the aggregate of a First Level Bonus and a Second Level Bonus as if the Board of Directors had fully awarded such bonuses to Mr. Beckerman as of such anniversary dates. Mr. Beckerman has also agreed, in consideration for the execution of the Beckerman Employment Agreement by the Corporation and the compensation to be paid him thereunder, not to compete with the business of the Corporation for a period of two years following termination of his employment. See "Compensation Committee Report on Executive Compensation."

    Effective as of January 1, 1996, the Corporation entered into a three-year employment agreement with Mr. Tucker to serve as President and Chief Operating Officer of the Corporation (the "Tucker Employment Agreement"). The Tucker Employment Agreement provides for an annual base salary of $500,000, a First Level Bonus of up to 75% of his base salary and a Second Level Bonus of up to an additional 75% of his base salary. Both the First Level Bonus and the Second Level Bonus are (i) to be based upon objective standards established by the Compensation Committee, (ii) to be approved by the stockholders before the compensation is paid and (iii) to meet the requirements of Section 162(m) of the Code as qualified performance-based compensation. See "Compensation Committee Report on Executive Compensation."

                             1997 PERFORMANCE GOALS

    Section 162(m) precludes a deduction by a publicly held corporation for compensation paid to each of its Chief Executive Officer and its next four most highly compensated employees in excess of $1 million unless such compensation is qualified performance-based compensation, the material terms of which are disclosed to and approved by a majority of the stockholders of such corporation before the compensation is paid. Qualified performance-based compensation must be paid solely on account of the realization of one or more pre-established objective goals. The Compensation Committee of the Board of Directors has adopted, subject to stockholder approval, the 1997 Quality Performance Based Goals (the "1997 Performance Goals") under which incentive compensation paid to the Chief Executive Officer and the President is designed to satisfy the requirements of Section 162(m). The material terms of the 1997 Performance Goals are described below.

    The maximum amount of incentive compensation that may be paid to the Chief Executive Officer is 300% of his base salary, consisting of a First Level Bonus, equal to 150% of his base salary, and a Second Level Bonus, also equal to 150% of his base salary. The Chief Executive Officer's base salary for 1997 is fixed at $750,000 in accordance with the terms of the Beckerman Employment Agreement. The maximum amount of incentive compensation that may be paid to the President is 150% of his base salary, consisting of a First Level Bonus, equal to 75% of his base salary, and a Second Level Bonus, also equal to 75% of a base salary. The President's base salary for 1997 is fixed at $500,000 in accordance with the terms of the Tucker Employment Agreement.

    The business criteria for First Level Bonuses will be based on performance goals related to the following: percentage of orders shipped relative to total orders; return on assets as compared to that of a group of companies in the textile-apparel industry; and net earnings before taxes. Neither the Chief Executive Officer nor the President will be eligible to receive any First Level Bonuses unless all other employees of the Corporation who participate in the Corporation's Incentive Compensation Plan (the "Incentive Plan") are eligible to receive incentive compensation under the Incentive Plan and unless a specified sales volume and net earnings before taxes are attained. Neither the Chief Executive Officer nor the President is eligible to participate in the Incentive Plan.

    The business criteria for Second Level Bonuses will be based on the increase of the price of the Common Stock above $9.50 per share during the month of December 1997.

    The 1997 Performance Goals will be administered by a committee composed of not less than two non-employee directors of the Corporation (the "Committee") to be designated by the Board of Directors. The Committee will determine the degree of realization of performance goals, the amount, if any, to be paid as First or Second Level Bonuses and the timing and form of such payment. Such payments will be made as soon as practicable. The Committee has no discretion to pay more than the maximum First and Second Level Bonuses specified above. Receipt of First or Second Level Bonuses, or the possibility thereof, does not preclude participation in other compensation and incentive plans of the Corporation.

    The 1997 Performance Goals may be amended by the Board of Directors and, in certain circumstances, by the Committee, except that any such amendment must be approved by a majority of the stockholders of the Corporation if such approval is necessary in order to maintain compliance with Section 162(m). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting at the Annual Meeting is required for approval of the 1997 Performance Goals.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 1997 PERFORMANCE GOALS, AS DESCRIBED ABOVE.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Sklarz was a member of the Compensation Committee from February 15, 1995 until May 21, 1996. Mr. Sklarz accepts no compensation for his position as Secretary of the Corporation. Mr. Sklarz is a partner in the law firm of Cummings & Lockwood, and previously was a partner in the law firm of Sklarz, Gallant & Temkin, P.C. Both law firms acted as counsel to the Corporation in the fiscal year ended December 31, 1996 and Cummings & Lockwood continues to provide legal services to the Corporation. The Corporation paid Sklarz, Gallant & Temkin, P.C., legal fees of approximately $69,142 in 1996 and Cummings & Lockwood legal fees of approximately $67,222 in 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee establishes and reviews the Corporation's arrangements and programs for compensating executive officers, including the Named Executive Officers. The Compensation Committee is composed entirely of directors who are not employees of the Corporation. The Compensation Committee has been advised by outside legal counsel and by compensation consultants in formulating the Compensation Committee's overall philosophy and objectives regarding executive compensation and in structuring the Chief Executive Officer's compensation package.

PHILOSOPHY AND POLICY

    The Corporation's compensation program for executive officers consists of three major elements: a base salary, a bonus that is conditioned upon the Corporation's return on assets achieving a specified ratio to the return on assets of the Standard & Poor's Textile-Apparel Manufacturing Companies (or, in the case of Messrs. Beckerman and Tucker, bonuses as provided in their employment agreements) and periodic grants of stock options. The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Corporation. In addition, the Corporation seeks to establish executive compensation in a manner to be competitive with companies in the apparel industry, with which the Corporation competes with respect to products, and companies located in the same general geographic area as the Corporation, with which the Corporation competes with respect to attracting talented executives. Under this approach, the attainment of short-term objectives is compensated through discretionary annual bonuses and the attainment of long-term objectives is rewarded through the periodic grants of stock options under the Option Plan. The Compensation Committee believes that, in addition to compensating executives for attaining long-term objectives of the Corporation which the Corporation believes eventually will be reflected in the market value of the Common Stock, the granting of stock options aligns the interest of the executives with those of the Corporation's stockholders. The Compensation Committee, after considering management's recommendations, determines the recipients to be awarded stock option grants. In 1996, the Compensation Committee considered the following factors with regard to the executives to whom options were granted and the size of the options granted: (i) the executive's position with the Corporation, (ii) the performance of the departments for which the executive is responsible, (iii) the past performance of the executive, (iv) the overall performance of the Corporation (including sales levels, bookings and anticipated results for the fiscal year) and (v) the number of options currently held by the executive. The weight accorded each of the foregoing factors varies depending on the executive and his position with the Corporation. The grants of options to the Named Executive Officers of the Corporation were based to a large extent on the relatively small number (less than 1% of the outstanding Common Stock) of shares of Common Stock owned by each such officer.

    The base salary of each of the executives was determined by the Chairman of the Board and the President. Mr. Beckerman's compensation was determined as described below.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Beckerman's compensation for 1996 was established by the Beckerman Employment Agreement. The base salary level included in such agreement was determined by the Board of Directors in 1993, prior to establishment of the Compensation Committee, and is intended to be competitive with companies which were believed to be comparable to the Corporation in the apparel industry. In connection therewith, the base salary level was determined after reviewing the levels of executive compensation paid by companies including Liz Claiborne Inc., Fruit of the Loom, Inc. and VF Corporation (each of which are included in Standard & Poor's Textile-Apparel Manufacturer Index). Mr. Beckerman received no bonus for 1996. In determining any bonus compensation granted to Mr. Beckerman, see "1997 Performance Goals."

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) precludes a deduction by a publicly held corporation for compensation paid to each of its Chief Executive Officer and its next four most highly compensated employees in excess of $1 million unless such compensation is qualified performance-based compensation under Section 162(m). As described above, the Corporation's executive compensation program is designed to encourage management to strive for the short-term and long-term objectives of the Corporation and to promote the achievement of business objectives and superior overall performance. However, in order to satisfy the technical requirements of
Section 162(m), the Compensation Committee has adopted the 1997 Performance Goals for the Chief Executive Officer and the President of the Corporation. The 1997 Performance Goals are being recommended for approval by stockholders in this Proxy Statement.

REPLACEMENT OF CERTAIN STOCK OPTIONS

    Employees with stock options granted to them prior to November 26, 1996, with an exercise price equal to or greater than Nine ($9.00) Dollars per share, excepting employees that serve as directors of the Corporation, were offered the opportunity to surrender those options and obtain new options for an equal number of shares as the surrendered options with an exercise price equal to the fair market value of the Corporation's share as of the close of business on November 25, 1996.

    This offer was made to maintain the incentivizing value of stock options for such employees after taking into account the current fair market value of the Corporation's shares. Each of Messrs. Letendre and Lipiro elected to replace options owned by him. See "Ten-Year Option Repricings."

                           TEN-YEAR OPTION REPRICINGS

                                                                                                            LENGTH OF
                                                  NUMBER OF        MARKET                                    ORIGINAL
                                                 SECURITIES       PRICE OF       EXERCISE                  OPTION TERM
                                                 UNDERLYING       STOCK AT       PRICE AT                  REMAINING AT
                                                   OPTIONS         TIME OF        TIME OF         NEW        DATE OF
                                                 REPRICED OR    REPRICING OR   REPRICING OR    EXERCISE    REPRICING OR
NAME                                 DATE          AMENDED        AMENDMENT      AMENDMENT       PRICE      AMENDMENT
-------------------------------  ------------  ---------------  -------------  -------------  -----------  ------------
                                                     (#)             ($)            ($)           ($)      (# IN YEARS)
                                 Nov. 25,
Gary S. Letendre...............  1996                20,000       $    6.25      $  11.500     $    6.25       6.1
                                 Nov. 25,
Senior Vice President            1996                40,000            6.25         21.500          6.25       6.3
                                 Nov. 25,
Sourcing                         1996                10,000            6.25          9.000          6.25       7.7
                                 Nov. 25,
                                 1996                20,000            6.25          9.375          6.25       8.4

                                 Nov. 25,
Frank C. Lipiro................  1996                50,000            6.25         21.500          6.25       6.3
                                 Nov. 25,
Senior Vice President            1996                10,000            6.25          9.000          6.25       7.7
                                 Nov. 25,
Licensing                        1996                20,000            6.25          9.375          6.25       8.4

                                 Nov. 25,
Lawrence C. Longo..............  1996                 5,000            6.25         22.250          6.25       6.5
                                 Nov. 25,
Chief Financial                  1996                 5,000            6.25          9.000          6.25       7.7
                                 Nov. 25,
Officer                          1996                 5,000            6.25          9.375          6.25       8.4

                                 Nov. 25,
John C. Warfel.................  1996                20,000            6.25         11.500          6.25       6.1
                                 Nov. 25,
Senior Vice President            1996                40,000            6.25         21.500          6.25       6.3
                                 Nov. 25,
Administration &                 1996                 5,000            6.25          9.000          6.25       7.7
                                 Nov. 25,
Finance                          1996                20,000            6.25          9.375          6.25       8.4

                                 Nov. 25,
Robert G. Felice...............  1996                 5,000            6.25         11.500          6.25       6.1
                                 Nov. 25,
Vice President                   1996                20,000            6.25         21.500          6.25       6.3
                                 Nov. 25,
International                    1996                 5,000            6.25          9.000          6.25       7.7
                                 Nov. 25,
                                 1996                 5,000            6.25          9.375          6.25       8.4

                                 Nov. 25,
R. Ian Gomar...................  1996                 5,000            6.25         12.125          6.25       7.2
                                 Nov. 25,
Vice President                   1996                 2,500            6.25          9.375          6.25       8.4
Marketing

                                 Nov. 25,
Thomas G. White................  1996                 5,000            6.25         11.500          6.25       6.1
                                 Nov. 25,
Vice President                   1996                20,000            6.25         21.500          6.25       6.3
                                 Nov. 25,
National Accounts                1996                 5,000            6.25          9.000          6.25       7.7
                                 Nov. 25,
                                 1996                 5,000            6.25          9.375          6.25       8.4
                                 Nov. 25,
                                 1996                10,000            6.25          9.375          6.25       8.8

                                 Nov. 25,
Julianne Wilhelm...............  1996                 5,000            6.25          9.375          6.25       8.4
Vice President
Human Resources

                             COMPENSATION COMMITTEE

                               Benjamin E. Cohen
                                Joseph P. Grant
                               Richard H. Saletan

THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL WITHIN THE MEANING OF REGULATIONS 14A AND 14C UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THE PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Textile-Apparel Manufacturer Index for the period commencing April 8, 1993, the date of the Corporation's initial public offering, through December 31, 1996. The graph assumes that the value of the investment in Common Stock was $100 on April 8, 1993. Total return assumes dividend reinvestment.

                COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG STARTER CORPORATION, THE S & P 500 INDEX
                     AND THE S & P TEXTILES (APPAREL) INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            STARTER    S&P 500   S&P TEXTILES (APPAREL)
4-8-93           100        100                     100
Dec-93            81        105                      79
Dec-94            32        107                      77
Dec-95            32        147                      87
Dec-96            26        181                      99

*$100 INVESTED ON 4/08/93 IN STOCK OR ON
03/31/93 IN INDEX INCLUDING REINVESTMENT OF
DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                              CERTAIN TRANSACTIONS

    The Corporation leases space from Acorn Realty, a company owned by Mr. Beckerman. Total lease payments were approximately $70,000 in 1996.

    For a description of certain transactions involving Mr. Sklarz, see "Compensation Committee Interlocks and Insider Participation."

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Corporation's executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of reports it has received, the Corporation believes that, in 1996, all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them, except Messrs. Grant and Thorbeck, each of whom failed once to file a Form 4 reporting one transaction on a timely basis and Mr. Smith who failed once to file a Form 3 reporting two transactions on a timely basis.

                                 OTHER BUSINESS

    The Board of Directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the proxy holders named therein.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Corporation for inclusion in the Corporation's 1998 Proxy Statement and form of proxy on or prior to December 22, 1997.

              ANNUAL REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

    The Annual Report to Stockholders of the Corporation for 1996 (the "Annual Report") is being furnished simultaneously herewith. The Annual Report is not to be considered a part of this Proxy Statement.

    Upon the written request of any stockholder, the Corporation will provide, free of charge, a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, including the consolidated financial statements and schedule thereto. Requests should be directed to John C. Warfel, Senior Vice President Administration and Finance, Starter Corporation, 370 James Street, New Haven, Connecticut 06513.

COST OF SOLICITATION

    The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

    It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

Dated: April 21, 1997
New Haven, Connecticut

         STARTER CORPORATION
         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P        OF STARTER CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
         MAY 20, 1997

R
            The undersigned hereby constitutes and appoints Mark G. Sklarz and John C. Warfel, and each of them, with full power of substitution,
O attorneys and proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of
X the Stockholders of Starter Corporation, to be held at the University of New Haven, 300 Orange Avenue, West Haven, Connecticut on May 20, 1997
      at 11 o'clock A.M. local time, and at any adjournments or postponements
Y     thereof, on all matters coming before said meeting.


                                                                     -----------
                                                                    |SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE        |   SIDE

      Please mark
/ X / votes as in
      this example.


      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO
      DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF EACH OF THE NOMINEES OF THE BOARD OF
      DIRECTORS AND FOR PROPOSAL 2.

      1. Election of Directors.

      NOMINEES:  David A. Beckerman, Joseph P. Grant and                                                   FOR    AGAINST   ABSTAIN
      Richard H. Saletan (Mark only one of the                   2.  Proposal to approve 1997 Quality
      following boxes)                                               Performance-Based Goals relating     /   /    /   /    /   /
                FOR       WITHHELD                                   to compensation to be paid to
                                                                     certain executive officers.
               /   /       /   /
                                                                 3.  In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.
/   /
     ---------------------------------------------
     For all nominees except as noted above                              MARK HERE                 MARK HERE
                                                                        FOR ADDRESS /   /         IF YOU PLAN  /   /
                                                                        CHANGE AND                 TO ATTEND
                                                                        NOTE AT LEFT              THE MEETING

                                                                 The undersigned acknowledges receipt of the accompanying
                                                                 Proxy Statement dated April 21, 1997.

                                                                 PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON.

                                                                 (When signing as attorney, trustee, executor, administrator guardian, corporate officer, etc., please give full title.
                                                                 If more than one trustee, all should sign.  Joint owners
                                                                 must sign.)


   Signature                                 Date            Signature                                 Date
            --------------------------------     ---------            --------------------------------     ---------
